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                                   EXHIBIT 23



Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-11005, 33-33293, 33-38663, 33-44398 and
333-43909) of Nitches, Inc. and Subsidiaries, of our report dated October 15, 1999, appearing in item 8 in this Annual Report on Form 10-K.



MOSS ADAMS LLP

Los Angeles, California
November 12, 1999